UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2026

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2026, Palo Alto Networks, Inc. (the “Company”) entered into three lease amendments (collectively, the “Amendments”) extending the term of the Company’s leases (collectively, the “Leases”) of the following properties: (i) Building E comprised of approximately 290,082 rentable square feet and located at 3000 Tannery Way, Santa Clara, California, (ii) Building G comprised of approximately 309,559 square feet and located at 3200 Tannery Way, Santa Clara, California, and (iii) Building F and H comprised of approximately 340,923 rentable square feet and located at 3100 and 3130 Tannery Way, Santa Clara, California (collectively, the “Leased Property”). The amendments for Buildings E, F and H were entered into with Santa Clara Phase III EFH, LLC. The amendment for Building G was entered into with Santa Clara Phase III G, LLC.

Under the Amendments, the term of the Leases will be extended for a period of twelve (12) years commencing on August 1, 2028 and expiring on July 31, 2040 (the “Extended Term”). Base rent under the Leases will be abated during the first twelve (12) months of the Extended Term. Thereafter, base rent will be payable in the amount of $3.825 per rentable square foot, per month, with 2% annual increases. The Company has the right to further extend the term of the Leases for two (2) additional periods of six (6) years each.

Under the Amendments, the Landlord is required to provide a tenant improvement allowance in the amount of up to $72.50 per rentable square foot for the construction of certain improvements to the Leased Property required by the Company.

The foregoing description of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the Amendments, which are filed as Exhibits 10.1, and 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5 to Lease by and between the Company and Santa Clara Phase III EFH, LLC, dated April 8, 2026.

10.2	Amendment No. 5 to Lease by and between the Company and Santa Clara Phase III G, LLC, dated April 8, 2026.

10.3	Amendment No. 6 to Lease by and between the Company and Santa Clara Phase III EFH, LLC, dated April 8, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

	By:	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel and Secretary

Date: April 10, 2026